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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

ENTITY                                                               INCORPORATED
------                                                              ---------------
DOMESTIC

Biogen Idec MA Inc.                                                       MA
Biogen Idec U.S. Corporation                                              MA
Biogen Idec U.S. Limited Partnership                                      MA
Biogen Idec Holding I Inc.                                                DE
Biogen Idec Holding II Inc.                                               DE
The Biogen Idec Foundation Inc.                                           MA
Biogen Idec (RTP) Realty LLC                                              DE
Biogen Idec Realty Corporation                                            MA
Biogen Idec Realty Limited Partnership                                    MA
Biogen Idec U.S. West Corporation                                         DE
Biogen Idec U.S. Pacific Corporation                                      DE
Biogen Idec Nobel Research Center, LLC                                    DE
Biogen Idec Trade Services Building, LLC                                  DE
Biogen Idec Manufacturing Operations, LLC                                 DE

FOREIGN

Biogen Idec Canada Inc.                                                 Canada
Biogen Idec Austria GmbH                                                Austria
Biogen Idec Belgium SA/NV                                               Belgium
Biogen Idec BV                                                      The Netherlands
Biogen Idec International BV                                        The Netherlands
Biogen Idec (Denmark) A/S                                               Denmark
Biogen Idec (Denmark) Manufacturing ApS                                 Denmark
Biogen Idec Finland Oy                                                  Finland
Biogen Idec                                                             France
Biogen Idec GmbH                                                        Germany
Biogen Idec Iberia SL                                                    Spain
Biogen Idec Limited                                                       UK
Biogen Idec Norway AS                                                   Norway
Biogen Idec Portugal - Sociedade Farmaceutica, Unipessoal, Lda         Portugal
Biogen Idec Sweden AB                                                   Sweden
Biogen Idec (Switzerland) GmbH                                        Switzerland
Biogen Dompe Srl                                                         Italy
Biogen Dompe AG                                                       Switzerland
Biogen Idec Australia Pty Ltd                                          Australia
Biogen Idec Japan Ltd.                                                   Japan
Idec Seiyaku KK                                                          Japan
Biogen Idec (Bermuda) Investments Limited                               Bermuda
Biogen Idec (Bermuda) Investments II Limited                            Bermuda
Biotech Manufacturing C.V                                             Netherlands